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                                        Exhibit B2

GRANITE STATE ENERGY, INC.
Statement of Income and Accumulated Deficit
(Thousands of Dollars)
For the Twelve Months ended March 31, 1997
(Unaudited, Subject to Adjustment)



INCOME

  Operating revenue                                         $ 433
                                                            -----


EXPENSES
     Purchased electric energy                                484
  Other operating expenses                                    295
  Federal income tax                                              (121)
                                                            -----
                                                              657
                                                            -----
Net income/(loss)                                            (225)

Retained earnings at beginning of period                             0
                                                            -----

Accumulated deficit at end of period                        $(225)
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